Exhibit 99.3

Peer Group for PSUs Granted in FY2017

Adobe Systems Inc.

Akamai Technologies, Inc.

Ansys, Inc.

Autodesk, Inc.

Cadence Design Systems, Inc.

Citrix Systems, Inc.

Intuit Inc.

Jack Henry & Associates, Inc.

NetApp, Inc.

Nuance Communications, Inc.

OpenText Corporation

PTC Inc.

salesforce.com, inc.

Symantec Corporation

Synopsys, Inc.

Verint Systems Inc.

Verisign, Inc.

VMWare, Inc.